CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Form S-1 Registration Statement of our report dated May 28, 2008, relating to the financial statements of Supatcha Resources, Inc. for its fiscal year ended February 29, 2008, which is incorporated by reference therein.

/s/ Murrell, Hall, McIntosh, & Co. PLLP

Oklahoma City, Oklahoma
December 1, 2009

Murrell, Hall, McIntosh & Co., PLLP • Certified Public Accountants
2601 N.W. Expressway Suite 700E • Oklahoma City, OK 73112 • 405.842.4420 • F. 405.842.3776 • www.mhmcpa.com